Exhibit 15

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 29, 2004 on our review of interim financial information of Too, Inc. and subsidiaries (the “Company”) as of and for the period ended October 30, 2004 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company’s registration statements on Form S-8, Registration Nos. 333-71862, 333-71860, 333-89529, 333-89533, 333-93717 and 333-93715.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio

December 8, 2004